Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of March 08, 2006, by and between The Vantage Group Ltd, a Delaware corporation (the "Buyer"), and Life-Exchange, Inc., a Nevada corporation (the "Company").

Recitals:

WHEREAS, the parties have reached an agreement pursuant to which the Buyer shall purchase, and the Company shall issue and sell to the Buyer, 30 million shares of the Company's common stock, par value $.001 per share (the "Buyer's Stock"), resulting in Buyer holding, upon execution of this Agreement, inclusive of shares owned by Buyer prior to the execution of this Agreement, such number of shares equal to 24.97% of the Company's issued and outstanding common stock.

Agreement:

NOW, THEREFORE, in consideration of the mutual premises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. ISSUANCE OF SHARES AND RELATED TRANSACTIONS.

1.1. Issuance of Shares. At Closing (as defined below), subject to the terms, restrictions and conditions of this Agreement, the Buyer shall acquire, and the Company shall sell, issue and deliver to the Buyer, 30 million shares of its common stock (the "Common Shares") in such amount that upon execution of this Agreement, inclusive of shares owned by Buyer prior to the execution of this Agreement, such number of shares equal to 24.97% of the Company's issued and outstanding common stock (the "Buyer's Stock") on a fully-diluted basis (after taking into account all securities exercisable or convertible into Common Shares). All Common Shares to be issued hereunder shall be free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description (collectively, "Encumbrances").

1.2. Purchase Price. The purchase price (the "Purchase Price") for the Buyer's Stock shall be equal to $500,000.00, which Purchase Price shall be comprised of (i) $400,000 in cash, $180,000 of which prior receipt is hereby acknowledged by the Company, and (ii) the waiver of $100,000 in consulting fees due and payable to Buyer by the Company. The remaining cash portion of the Purchase Price shall be paid to the Company on the Closing Date.

1.3. Closing. The parties to this Agreement shall consummate the transactions contemplated by this Agreement at a closing (the "Closing") to be held no later than March 15, 2006. The date of Closing is referred to herein as the "Closing Date." The Closing shall take place at the offices of counsel to the Buyer, or at such other place as may be mutually agreed upon by the Buyer and the Company. At the Closing, the Company shall deliver to the Buyer certificates representing the Buyer's Stock.

2. ADDITIONAL AGREEMENTS.

2.1. Anti-Dilution Rights. If the Company elects to issue additional shares of common stock ("Additional Equity") during the twenty-four (24) month period immediately following the date hereof, the Company shall provide written notice, in the form of which is attached hereto as Schedule 2.1 (a "Section 2.1 Notice") of such issuance to Buyer at least thirty days prior to the proposed issuance date, and the Buyer shall have the right, but not the obligation, to purchase, at a purchase price of $0.001 per share, not adjusted for stock splits and combinations, stock dividends and the like, a number of shares of Common Stock that results in the Buyer maintaining the same percentage ownership it has on the date immediately prior to the date the Company issues Additional Equity during the twenty-four (24) month period immediately following the date hereof up to a maximum position equal to 24.97% of the Company's issued and outstanding common stock. To exercise its rights under this Section 2.1 the Buyer shall deliver delivering written notice to the Company of its election to purchase Company Common Stock within fifteen (15) days of receipt of the Section 2.1 Notice. A delivery of such a written notice by the Buyer shall constitute a binding agreement of such Buyer to purchase the number of shares determined above.

2.2. Access and Inspection, Etc. The Company shall allow the Buyer and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the properties, books, contracts, commitments and records of the Company for the purpose of making such investigations as the Buyer may reasonably request in connection with the transactions contemplated hereby, and shall cause the Company to furnish Buyer such information concerning its affairs as Buyer may reasonably request. The Company has caused and shall cause its personnel to assist the Buyer in making such investigation and shall use their best efforts to cause the counsel, accountants, engineers and other non-employee representatives of the Company to be reasonably available to Buyer for such purposes.

2.3. Public Announcements. The parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required by law or by the rules and regulations of any governmental authority or securities exchange.

2.4. Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions.

2.5. Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, to issue the Buyer's Stock and to consummate the transactions contemplated by this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF BUYER.

To induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to and covenants with the Company as follows:

3.1. Securities Laws.

(a) The Buyer is purchasing the Common Shares for investment purposes and not with a view to the sale or distribution, by public or private sale or other disposition, and the Buyer has no present intention of selling, granting any participation in or otherwise distributing or disposing of any of the Common Shares.

(b) Investment Representations. The Buyer has been offered the opportunity to ask questions of, and receive answers from the Company's management, and the Buyer has been given full and complete access to all available information and data relating to the business and assets of the Company and has obtained such additional information about the Company as the Buyer has deemed necessary in order to evaluate the opportunities, both financial and otherwise, with respect to the Company and, except as set forth herein, has not relied on any representation, warranty or other statement concerning the Company and its evaluation of the decision to consummate the transactions contemplated herein. In its judgment, the Buyer is sufficiently familiar with the Company to enable the Buyer to proceed with the transactions contemplated hereby.

(c) The Buyer is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

(d) The Buyer is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the shares of the Company and the Buyer's financial position is such that the Buyer can afford to retain its shares of Company Common Shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

4. COVENANTS.

4.1. Confidentiality. Buyer hereby acknowledges that unauthorized disclosure of information regarding the offering of the Shares pursuant to this Agreement may cause the Company to violate Regulation FD and Buyer agrees to keep such information confidential. The Company shall not publicly disclose the name of Buyer, or include the name of Buyer in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Buyer, except (i) as required by the federal securities laws and in connection with the registration statement contemplated by this Agreement and (ii) to the extent such disclosure is required by law or trading market regulations.

4.2. Restrictions on Transfer INVESTORS, jointly and severally, make the following representations and warranties to ISSUER, each and all of which shall survive the execution and delivery of this Agreement and Closing hereunder:

i. The Shares being issued pursuant to this Agreement may not be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration, only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under_ the Act, the availability of which is to be established to the satisfaction of ISSUER. Prior to any transfer, the party desiring to transfer any of such shares shall give written notice to ISSUER expressing its desire to affect the transfer and describing the proposed transfer.

ii. The Shares are being acquired for the respective holder's own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.

iii. It is understood that, the certificates evidencing the Shares will bear the following legends:

(i) THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

4.3. Securities Compliance. The Company shall take all action necessary to comply with any federal or state securities laws applicable to the transactions contemplated hereunder.

5. CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

The obligation of Buyer and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of Buyer and the Company:

5.1 Absence of Actions. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving Buyer or the Company when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of the Company or the Buyer.

11. MISCELLANEOUS.

11.1 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party against whom any change, discharge or termination is sought. Failure of either party to exercise any right or remedy under this Agreement or any other agreement between the Company and the Buyer, or otherwise, or delay by the Company or the Buyers in exercising such right or remedy, will not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.5 Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

11.6 Notices. All notices, requests, consents, demands, notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, or one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class mail with the United States Postal Services, all charges or postage prepaid, and properly addressed:

(i) If to Buyer:
The Vantage Group Ltd.
67 Wall Street
New York, NY 10005
Attention: Lyle Hauser
Telephone: (888) 369-7416
Facsimile:

with a copy to:
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Attn: Michael H. Ference, Esq.
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

If to the Company:
Life-Exchange, Inc.
1602 Alton Road, Suite 125
Miami Beach, FL 33139
Attention: Nicole Whitehead

Telephone: (800) 507-6506
Facsimile: (800) 507-6404

11.7 Counterparts. This Agreement maybe executed in counterparts, all of which together shall constitute one and the same instrument.

11.8 Effect of Headings. The section and paragraph headings herein are included for convenience only and shall not affect the construction hereof.

11.9 Entire Agreement. This Agreement and the Exhibits and Schedules hereto and thereto constitute the entire agreement among the Company and the Buyer with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements between the parties with respect to the Shares purchased hereunder and the subject matter hereof.

11.10 Publicity. Neither party shall originate any publicity, news release or other public announcement, written or oral, whether relating to the performance under this Agreement or the existence of any arrangement between the parties, without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), except where such publicity, news release or other public announcement is required by law or by Section 4.1; provided that, in such event, each such party shall (a) promptly consult the other party in connection with any such publicity, news release or other public announcement prior to its release; (b) promptly provide the other party a copy thereof; and (c) use commercially reasonable efforts to ensure that such portions of such information as may reasonably be designated by the other party are accorded confidential treatment by the applicable governmental entity.

11.11 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

11.12 Interpretation. This Agreement shall be construed according to its fair language. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

11.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

11.14 NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written, by the duly authorized representatives of the parties hereto.

COMPANY:

By: /s/ Nicole Whitehead Name: Nicole Whitehead
Title: Chief Executive Officer

BUYER:

THE VANTAGE GROUP LTD.

By: /s/ Lyle Hauser Name: Lyle Hauser
Title: President

Schedule 2.1
Notice of Issuance on Additional Equity

This is to notify you that  ___________ (the "Company") intends to issue ____________ shares of common stock to _________________________ on __________________. Pursuant to section 2.1 of the Stock Purchase Agreement dated , you have the right to purchase share of the Company's common stock at a price of $.001. To exercise your rights under the Stock Purchase Agreement, please provide us with written notice on or before ___________________.

                                                    _____________________________
                                                    By: __________________________